Exhibit 21
Invesco Ltd. Subsidiary List

Company Name
1	1371 Preferred Inc. (Dissolved Oct 1, 2010)
2	A I M Capital Management Company Limited
3	AIM GP Canada Inc
4	AMVESCAP Limited
5	Anglo-Scottish Amalgamated Corporation Limited
6	Asia II Japan Holdco LLC
7	AT Planning Services, Inc.
8	Atlantic Trust Group, Inc.
9	Atlantic Wealth Holdings Limited
10	Atlantic Wealth Management Limited
11	Berry Starquest Limited
12	C M Investment Nominees Limited
13	Chancellor Citiventure 96 Partner (Cayman) Ltd
14	City Merchants High Yield Trust plc
15	City Merchants High Yield Trust plc ( In liquidation)
16	Coff Associates (Cayman) Limited
17	CPCO Associates (Cayman) Limited
18	Elliot Associates Limited
19	ELP Estates Limited
20	ELP Evesham Limited
21	ELP Properties Limited
22	ELP Residential Limited
23	ELP Sales Limited
24	ELP Trading Limited
25	Finemost Limited
26	GT Japan Investment Trust plc (In Liquidation)
27	Huaneng Capital Services Corporation Ltd.
28	Huaneng Invesco WLR Investment Consulting Company Ltd.
29	HVH Immobilien- und Beteiligungs GmbH
30	HVH USA, Inc.
31	IAS Asset I LLC
32	IAS Operating Partnership LP
33	IMC Investments I LLC
34	Invesco Perpetual UK Smaller Companies Investment Trust plc
35	INVESCO (B.V.I.) NOMINEES LIMITED
36	INVESCO (Cayman Islands) Ltd.
37	Invesco (Hyderabad) Private Limited
38	Invesco Administration Services Limited
39	Invesco Advisers, Inc.
40	Invesco Aim Global Holdings, Inc.
41	Invesco Aim Retirement Services, Inc.

Company Name
42	Invesco Asia Trust plc
43	INVESCO Asset Management (Bermuda) Ltd
44	Invesco Asset Management (Japan) Limited
45	Invesco Asset Management (Schweiz) AG
46	Invesco Asset Management Asia Limited
47	Invesco Asset Management Australia (Holdings) Ltd
48	Invesco Asset Management Deutschland GmbH
49	INVESCO Asset Management Ireland Holdings Limited
50	INVESCO Asset Management Ireland Limited (In Liquidation)
51	Invesco Asset Management Limited
52	Invesco Asset Management Österreich GmbH
53	Invesco Asset Management Pacific Limited
54	Invesco Asset Management SA
55	Invesco Asset Management Singapore Ltd
56	Invesco Australia Limited
57	Invesco CE SA
58	INVESCO CE Service Centre SA
59	Invesco CE Services SA
60	Invesco Continental Europe Holdings SA
61	INVESCO Continental Smaller Companies Trust plc ( In liquidation )
62	INVESCO Convertible Trust plc (In Liquidation)
63	Invesco Distributors, Inc.
64	Invesco English and International Trust plc
65	Invesco Fund Managers Limited
66	INVESCO Funds Group, Inc.
67	INVESCO Geared Opportunities Trust plc (In Liquidation)
68	INVESCO Global Asset Management (Bermuda) Limited
69	INVESCO Global Asset Management Limited
70	Invesco Global Investment Funds Limited
71	Invesco Global Real Estate Asia Pacific Inc.
72	Invesco Great Wall Fund Management Company Limited
73	Invesco Group Limited
74	Invesco Group Services, Inc.
75	Invesco GT Asset Management Limited
76	Invesco Holding Company Limited
77	Invesco Holding Germany GmbH
78	INVESCO Holding Germany Ltd & Co OHG
79	INVESCO Holland B.V.
80	Invesco Hong Kong Limited
81	Invesco Hungary LLC
82	Invesco Inc.
83	Invesco Inc. (amalgamated Jan 1/09 with IVZ Callco Inc.)
84	Invesco Income Growth Trust plc
85	Invesco Insurance Agency, Inc.
86	INVESCO International (Southern Africa) Limited

Company Name
87	Invesco International Holdings Limited
88	INVESCO International Limited
89	Invesco Investment Services, Inc.
90	Invesco Investments (Bermuda) Ltd.
91	INVESCO ITALIA Societa di gestione del risparmio — S.p.A. (in liquidation 1.6.06)
92	INVESCO Japan Discovery Trust plc
93	Invesco Kapitalanlagegesellschaft mbH
94	Invesco Korean Real Estate Holdings, LLC
95	Invesco Korean Real Estate Holdings, LLC
96	Invesco Leveraged High Yield Fund Limited
97	Invesco Ltd.
98	Invesco Management Company Limited
99	INVESCO Management GmbH
100	Invesco Management Group, Inc.
101	INVESCO Management S.A.
102	Invesco Mortgage Capital Inc.
103	INVESCO National Trust Company
104	Invesco North American Group Limited
105	Invesco North American Holdings, Inc.
106	Invesco Pacific Group Limited
107	Invesco Pacific Holdings Limited
108	INVESCO Pacific Partner Ltd
109	Invesco Pension Trustees Limited
110	Invesco Perpetual AiM VCT plc
111	Invesco Perpetual European Absolute Return Trust plc
112	Invesco Perpetual Life Limited
113	Invesco Perpetual Recovery Trust 2011 plc
114	Invesco Perpetual Select Trust Plc
115	INVESCO Polska Spolka z organiczona odpowiedzialnoscia (INVESCO Polska Sp.z.o.o.)
116	INVESCO Powershares Capital Management Ireland Limited
117	Invesco PowerShares Capital Management LLC
118	INVESCO Private Capital Investments, Inc.
119	INVESCO Private Capital Verwaltung GMBH (in liquidation 25.4.07)
120	Invesco Private Capital, Inc.
121	INVESCO Properties Limited (In Liquidation)
122	Invesco Property Income Trust Limited
123	INVESCO Real Estate Germany LLC
124	Invesco Real Estate Germany, L.P.
125	Invesco Real Estate GmbH
126	Invesco Real Estate Investment (Asia) LLC
127	Invesco Real Estate Limited
128	Invesco Real Estate Management S.a.r.l.
129	INVESCO Real Estate s.r.o.
130	Invesco Real Estate Shanghai Leasing and Management Corp
131	Invesco Realty Asia I, Ltd

Company Name
132	INVESCO Realty, Inc.
133	INVESCO Recovery Trust 2005 plc ( In Liquidation)
134	Invesco Savings Scheme (Nominees) Limited
135	Invesco Senior Secured Management, Inc.
136	Invesco Taiwan Limited
137	INVESCO Tokyo Trust plc (In Liquidation)
138	Invesco Trimark Dealer Inc./Courtage Invesco Trimark Inc. (amalgamated with Invesco Trimark Ltd. on January 1, 2011
139	Invesco Trimark Ltd./Invesco Trimark Ltee
140	Invesco Trimark Ltd./Invesco Trimark Ltée (amalgamated Jan 1/11 with Invesco Trimark Dealer Inc.)
141	Invesco UK Holdings Limited
142	Invesco UK Limited
143	Invesco WLR Limited
144	Invesco WLR Private Equity Investment Management Limited
145	Investment Fund Administrators Limited (In Liquidation)
146	IPE Ross Management Ltd
147	IRE (Cayman) Limited
148	IRE (China) Limited
149	IRE (Hong Kong) Limited
150	IRE AF II LTD
151	IRE Asia Fund I, L.P.
152	IRE Japan, Ltd
153	IVZ Callco Inc. (amalgamated with Invesco Inc. Jan 1/09) (continued into Canada Dec 21, 2006 and continued back into Nova Scotia Dec 27, 2006)
154	IVZ Distributors, Inc.
155	IVZ Finance Limited
156	IVZ Immobilien Verwaltungs GmbH
157	IVZ Mauritius Services Private Limited
158	IVZ UK Limited
159	IVZ, Inc.
160	James Bryant Limited
161	Jermyn Investment Co Ltd
162	Jermyn Investment Company Holdings Limited
163	Jermyn Investment Properties Limited
164	Keystone Investment Trust plc
165	PCM Properties LLC
166	Perpetual Holdings, Inc.
167	Perpetual Income and Growth Investment Trust plc
168	Perpetual Japanese Investment Trust plc
169	Perpetual Limited
170	Perpetual Portfolio Management Limited
171	Perpetual Unit Trust Management (Nominees) Limited
172	POCZTYLION — ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA
173	Real Estate Opportunities Limited
174	Ross CG Management LP
175	Ross Expansion Associates LP

Company Name
176	Sermon Lane Nominees Limited
177	Sovereign G/.P. Holdings Inc
178	Stein Roe Investment Counsel, Inc.
179	Taiyo Fund Management Co. LLC
180	The Cayenne Trust plc
181	The Edinburgh Investment Trust plc
182	Tower Asiapac Holdco, LLC
183	V.V. Glasgow (No.1) G.P. Limited (in liquidation)
184	V.V. Real Property G.P. Limited (in liquidation)
185	V.V. Real Property Nominees Limited (in liquidation)
186	V.V. Slough G.P. Limited (in liquidation)
187	V.V. Stockton G.P. Limited (in liquidation)
188	Van Kampen Investor Services Inc
189	Van Kampen Seed LLC
190	VV CR 1s.r.o.
191	VV Immobilien Verwaltungs GmbH
192	VV Immobilien Verwaltungs und Beteiligungs GmbH
193	VV Poland 1 sp.z.o.o.
194	VV USA LLC
195	W.L. Ross & Co. (India) LLC
196	W.L. Ross & Co., LLC
197	W.L. Ross M & T, LLC
198	WL Ross (India) Private Limited
199	WL Ross DIP Management LLC
200	WLR China Energy Associates Ltd
201	WLR Euro Wagon Management Ltd